Exhibit 99.1

SUNation Energy Announces closing of second and fINAL Tranche OF

REGISTERED DIRect Offering generating gross proceeds of $5 Million

RONKONKOMA, N.Y., April 7, 2025 - SUNation Energy, Inc. (“SUNation” or the “Company”) (Nasdaq: SUNE), a leading provider of sustainable solar energy and backup power solutions for households, businesses, and municipalities, today announced the second and final closing of its previously announced securities purchase agreement with certain institutional investors for the purchase and sale of 4,347,826 shares of the Company’s common stock (or common stock equivalents in lieu thereof), Series A warrants to purchase up to an aggregate 17,391,306 shares of the Company’s common stock and Series B warrants to purchase up to an aggregate 17,391,306 shares of the Company’s common stock at an effective purchase price of $1.15 per share (or common stock equivalents in lieu thereof) and associated warrants in a registered direct offering (the “offering”) priced at-the-market under Nasdaq rules, for gross proceeds of $5 million.

Together with the approximately $15.0 million in gross proceeds from the previously announced first tranche closing completed on February 27, 2025, the Company raised approximately $20.0 million in aggregate gross proceeds from the offering before deducting placement agent fees and other offering expenses payable by the Company.

“The completion of this offering marks an important milestone for SUNation and its shareholders,” said Scott Maskin, Chief Executive Officer. “We applied a portion of the proceeds from the first tranche of the offering to repay in full $9.4 million in senior and junior secured loans, which materially improved our balance sheet, stabilized our operations, and enhanced our cash flow. The closing of this second tranche provides us with greater financial flexibility to continue to pay down contractual obligations, invest in the future of SUNation and pursue our long-term growth objectives, including strategic acquisitions of regionally strong solar companies across the United States. We continue to meet head-on the challenges that face our industry and remain confident in the opportunities that lie ahead.”

The Company intends to use the net proceeds from the offering to fund its operations, including for working capital, potential strategic transactions, payment of certain debt obligations, and for other general corporate purposes.

Roth Capital Partners acted as the exclusive placement agent for the registered direct offering.

The securities in the offering described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267066) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 2, 2022 and an additional registration statement on Form S-3MEF filed pursuant to Rule 462(b) with the SEC, which became automatically effective on April 7, 2025. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners at 888 San Clemente Drive, Newport Beach CA 92660, by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About SUNation Energy, Inc.

SUNation Energy, Inc. is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear) provide homeowners and businesses of all sizes with an end-to-end product offering spanning solar, battery storage, and grid services. SUNation Energy, Inc.’s largest markets include New York, Florida, and Hawaii, and the company operates in three (3) states.

Forward Looking Statements

Our prospects here at SUNation Energy Inc. are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Contacts:
Scott Maskin Chief Executive Officer +1 (631) 823-7131 smaskin@sunation.com SUNation Energy Investor Relations IR@sunation.com